Exhibit 10.2


                              May 24, 1999



Mr. Robert D. Fagan
TECO Energy, Inc.
702 N. Franklin Street
Tampa, FL 33602

Dear Mr. Fagan:

     This will confirm certain terms and conditions relating to your employment by TECO Energy, Inc. (the Company ).

     1. Duties. You shall serve at the pleasure of the Company s Board of Directors and you shall perform such executive duties for the Company and its subsidiaries as may be assigned to you by the Company's Board of Directors. While so employed, you shall devote your full employable time to the performance of such duties and use your best efforts to promote the interests of the Company and its subsidiaries. You shall, at the pleasure of the Company, serve on such boards of directors and committees of the Company and its s u bsidiaries and hold such offices with the Company and its subsidiaries to which you may be duly elected or appointed.

     2. Compensation Upon Other Termination. If, within three years of the date hereof, your employment shall be terminated by the Company other than for Cause or Disability or if it is terminated by you for Good Reason, then you shall be entitled to the following benefits:

          (a) The Company shall pay you your full base salary through the date of termination at the rate in effect at the time notice of termination is given, plus all other amounts to which you are entitled under any compensation plan of the Company, at the time such payments are due.

          (b) In lieu of any further salary payments to you for periods subsequent to the date of termination, the Company shall pay as severance pay to you a lump sum severance payment within five days after the date of termination equal to two times the sum of (1) the highest annual rate of base salary in effect at any time within the 12 months preceding the date of termination and (2) the greater of (A) your targeted annual incentive award as of the date of termination and
(B) the most recent annual incentive award paid to you by the Company preceding the date of termination.

          (c) For a 24-month period after such termination, the Company shall arrange to provide you with life, disability, accident

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Letter to Mr. Fagan
Page 2
May 24, 1999



and health insurance benefits substantially similar to those that you were receiving immediately prior to termination. Benefits otherwise receivable by you under this subsection will be reduced to the extent comparable benefits are actually received by you from a subsequent employer during the 24-month period following your termination, and any such benefits actually received by you shall be reported to the Company.

     "Cause" is defined as (i) willful and continued failure to substantially perform your obligations under this agreement (other than by reason of physical or mental illness) after written demand specifically identifying such failure is given to you by the Company or (ii) willful conduct by you that is demonstrably and materially injurious to the Company. For purposes of this definition, "willful" conduct requires an act, or failure to act, that is not in good faith and that is without reasonable belief that the action or omission was in the best interest of the Company. Notwithstanding the foregoing, you shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to you a copy of a resolution duly adopted by the affirmative vote of not less than three quarters (3/4) of the entire membership of the Board of Directors at a meeting of the Board of Directors called and held for such purpose (after reasonable notice to you and an opportunity for you, together with your counsel, to be heard before the Board of Directors), finding that in the the good faith opinion of the Board of Directors you were guilty of conduct set forth above in this paragraph and specifying the particulars thereof in detail.

       Disability is defined as (i) being absent from the full-time performance of your duties with the Company for six consecutive months as a result of your incapacity due to physical or mental illness and
(ii) after subsequent written notice of termination is given, not returning to the full-time performance of your duties within 30 days.

     "Good Reason" is defined as (i) the assignment to you of any duties inconsistent (except in the nature of a promotion) with the position in the Company that you then held or a substantial adverse a l t e r a t ion in the nature or status of your position or responsibilities or the conditions of your employment from those then in effect, (ii) a reduction by the Company in your annual base salary as in effect on the date hereof or as the same may be increased from time to time or (iii) the failure by the Company to name you as Chairman of the Board by January 1, 2000, in each case that is not corrected by the Company within 15 days after you give written notice specifying the Good Reason. Such termination of employment must occur within one year after the date of the event constituting Good Reason.

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Letter to Mr. Fagan
Page 3
May 24, 1999



     3. Non-Competition. You agree that while you are employed by the Company and for two years thereafter, you shall not (i)(a) engage in any business, or acquire an interest in any business as a partner, stockholder, proprietor or otherwise (except as the beneficial owner
o f publicly-traded stock), or become affiliated as an agent, consultant, employee, director or officer of or provide any consulting services to any business having its principal place of business within the State of Florida that is in competition with any business in which the Company is engaged or (b) engage in, or provide services with respect to, strategic planning, marketing or sales in the State of
Florida for any such business regardless of its principal place of business; (ii) solicit, divert, do business with, or accept business from any person who is or has been a customer of the Company if such solicitation, diversion or business has the effect of or results in the Company s loss of all or a portion of such customer s business or potential business; (iii) influence or attempt to influence any employee of the Company to terminate his/her employment with the Company or (iv) influence or attempt to influence any agent, customer, supplier or distributor who has a business relationship with the Company to cease or adversely alter its business relations with the Company. For purposes of the above paragraph, Company shall be deemed to include all of its subsidiaries.

     4. Confidential Information. You agree to receive confidential and proprietary information of the Company and its subsidiaries acquired or developed by you during your employment with the Company in confidence, and except as authorized by the Company, not to disclose or use such information to or for the benefit of others during the period of your employment and for a period of ten years thereafter except to the extent such disclosure may be required by law or such information has become public knowledge without breach of this agreement.

     5. Nontransferability; Successors. No payment hereunder shall be subject to anticipation, sale, transfer, assignment, pledge or other charge. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to expressly assume and agree to perform this agreement.

     6. Costs of Enforcement; Interest. The Company shall reimburse you, within five days after demand, for all reasonable legal fees and expenses incurred by you in enforcing your rights under this agreement. The Company shall also pay to you interest on any amount that the Company fails to pay in accordance with the terms of this agreement at an annual rate equal to the prime rate as reported in The

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Letter to Mr. Fagan
Page 4
May 24, 1999



Wall Street Journal (Southeastern Edition) plus 2% from the date such amount became due until payment is made.

     7. Governing Law. This agreement shall be governed by the laws of the State of Florida, without giving effect to the conflicts of law principles thereof.


                              Very truly yours,

                              TECO ENERGY, INC.

                              By: /s/ G. F. Anderson
                                    G. F. Anderson
                                    Chairman of the Board

Agreed to this 24 day of May, 1999.


/s/ Robert D. Fagan
Robert D. Fagan


























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